Exhibit 99.1

60 Degrees Pharmaceuticals Announces Pricing of Initial Public Offering

WASHINGTON, July 12, 2023 (GLOBE NEWSWIRE) -- 60 Degrees Pharmaceuticals, Inc., (NASDAQ: SXTP; SXTPW) ("60P" or the "Company"), specialists in developing and marketing medicines for infectious diseases, announced today the pricing of its initial public offering of 1,415,095 units (each, a "Unit," collectively, the "Units") at a price of $5.30 per Unit for a total of approximately $7.5 million of gross proceeds to the Company. Each Unit is comprised of one share of the Company's common stock, one tradeable warrant (each, a "Tradeable Warrant," collectively, the "Tradeable Warrants") to purchase one share of common stock at an exercise price of $6.095 per share, and one non-tradeable warrant (each, a "Non-tradeable Warrant," collectively, the "Non-tradeable Warrants"; together with the Tradeable Warrants, each, a "Warrant," collectively, the "Warrants") to purchase one share of the Company's common stock at an exercise price of $6.36.

The shares and Tradeable Warrants are expected to begin trading on the Nasdaq Capital Market on July 12, 2023, under the symbols "SXTP" and "SXTPW," respectively. The offering is expected to close on or about July 14, 2023, subject to customary closing conditions.

The underwriters have been granted an option, exercisable within 45 days after the closing of this offering, to purchase shares of the Company's common stock at a price of $5.28 per share and/or Tradeable Warrants at a price of $0.01 per Tradeable Warrant, and/or Non-tradeable Warrants at $0.01 per Non-tradeable Warrant, or any combination of additional shares of common stock and Warrants representing, in the aggregate, up to 15% of the number of Units sold in this offering, in all cases less the underwriting discount.

WallachBeth Capital LLC is the Sole Bookrunner for the offering.

The offering is being made only by means of a prospectus. A copy of the final prospectus related to the offering may be obtained, when available, from WallachBeth Capital, LLC, via email: cap-mkts@wallachbeth.com, or by calling +1 (646) 237-8585, or by standard mail at WallachBeth Capital LLC, Attn: Capital Markets, 185 Hudson St., Suite 1410, Jersey City, NJ 07311, USA. In addition, a copy of the final prospectus, when available, relating to the offering may be obtained via the Securities and Exchange Commission’s ("SEC") website at www.sec.gov.

About 60 Degrees Pharmaceuticals, Inc.

60 Degrees Pharmaceuticals, Inc., founded in 2010, specializes in developing and marketing new medicines for the treatment and prevention of infectious diseases that affect the lives of millions of people. 60P successfully achieved FDA approval of its lead product, ARAKODA® (tafenoquine), for malaria prevention, in 2018. 60P also collaborates with prominent research organizations in the U.S., Australia and Singapore. 60P’s mission has been supported through in-kind funding from the United States Department of Defense and private investment from Knight Therapeutics Inc., a Canadian-based pan-American specialty pharmaceutical company. 60P is headquartered in Washington D.C., with a majority-owned subsidiary in Australia. Learn more at www.60degreespharma.com.

Forward-Looking Statements

The statements contained herein may include prospects, statements of future expectations and other forward-looking statements that are based on management's current views and assumptions and involve known and unknown risks and uncertainties. Actual results, performance or events may differ materially from those expressed or implied in such forward-looking statements. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The statements expressed herein are those only of 60P.

Forward-looking terminology, such as "may," "will," "should," "expect," "anticipate," "project," "estimate," "intend," "continue" or "believe" or the negatives thereof, or other variations thereon or comparable terminology, may discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition, and other similar matters. However, we are not able to predict accurately or control these matters. Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Media Contact:

Sheila A. Burke

Method Health Communications

methodhealthcomms@gmail.com

(484) 667-6330

Investor Contact:

Patrick Gaynes

patrickgaynes@60degreespharma.com

(310) 989-5666